Exhibit 99.1

Snow Time, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	September 30, 2018	March 31, 2018
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$10,048,404	$15,128,362
Accounts receivable	230,433	546,897
Inventories	675,229	453,023
Prepayments	1,492,426	1,030,111
Total Current Assets	12,446,492	17,158,393

Investments	38,791	5,019,624
Property, Plant, and Equipment
Land and land improvements	7,422,801	7,422,801
Buildings	46,789,283	46,789,283
Equipment and fixtures	57,037,644	57,702,007
Leasehold improvements	27,666,672	26,283,557
	138,916,400	138,197,648
Accumulated depreciation	(74,970,944)	(72,066,748)
	63,945,456	66,130,900
Construction in progress	1,988,708	405,982
Total Property, Plant, and Equipment, Net	65,934,164	66,536,882
Other Assets
Real estate available for development	2,827,318	2,827,318
Goodwill and other intangibles	1,892,423	1,892,423
Total Other Assets	4,719,741	4,719,741
Total Assets	$83,139,188	$93,434,640

Snow Time, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (continued)

	September 30, 2018	March 31, 2018
	(unaudited)
Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$2,012,445	$2,028,738
Sales and amusement tax collected	26,623	96,075
Accrued liabilities	842,077	1,699,191
Deferred income	3,151,344	3,209,805
Total Current Liabilities	6,032,489	7,033,809
Other Long-Term Liabilities	1,921,414	1,921,414
Total Liabilities	7,953,903	8,955,223
Stockholders' Equity
Common stock	273,740	273,740
Contributions in excess of par value	900	900
Retained earnings	74,910,645	82,204,777
Total Stockholders' Equity	75,185,285	84,479,417

Total Liabilities and Stockholders' Equity	$83,139,188	$92,434,640

See accompanying notes to unaudited condensed consolidated financial statements.

These financial statements omit substantially all disclosures required by generally accepted accounting principles. The financial statements have not been subjected to an audit or review or compilation engagement and no other assurance is provided on these financial statements Consolidated Statement of Income

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Snow Time, Inc. and Subsidiaries
Condensed Consolidated Statements of Income

(unaudited)

	For the six months ended September 30,
	2018	2017

Income	$6,534,547	$6,348,830
Cost of Operations	4,465,093	4,698,748
Gross Profit before Direct Operating Expenses	2,069,454	1,650,082
Direct Operating Expenses	5,049,504	4,891,241
Gross Profit	(2,980,050)	(3,241,159)
Other Operating Expenses
Lodging and general maintenance	1,219,535	1,159,713
Real estate taxes	91,646	91,930
Insurance	354,160	453,926
Total Other Operating Expenses	1,665,341	1,705,569
General and Administrative Expenses
Manager's, administrative, and office salaries	1,525,465	1,455,577
Payroll taxes	290,893	286,571
Other taxes	6,751	1,172
Office supplies and expense	92,796	70,151
Computer supplies and expense	354,127	267,146
Information technology support	144,532	68,516
Payroll processing	14,267	11,644
Telephone	22,265	32,632
Travel and entertainment	69,929	42,320
Legal	44,017	23,331
Accounting	70,310	77,160
Consulting	58,606	23,238
Credit card discount	130,997	93,499
Dues and subscriptions	32,200	25,861
Miscellaneous expense	33,394	28,393
Group insurance	622,901	807,071
Directors' fees	10,800	-
Contributions	11,161	6,559
Employment expenses	88,596	138,368
Employee benefits	137,898	134,853
Depreciation	1,176,515	1,200,578
Total General and Administrative Expenses	4,938,420	4,794,640
Total Other Operating, General and Administrative Expenses	6,603,761	6,500,209
Operating Loss	(9,583,811)	(9,741,368)

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Snow Time, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (continued)

(unaudited)

	For the six months ended September 30,
	2018	2017
Other Income (Expenses)
Games and vending machines income, net	1,909	(212)
Rental income - other, net	7,032	16,790
Locker income, net	11,892	693
Miscellaneous summer operations, net	36,099	41,502
Real estate maintenance, net	24,418	3,831
Spa, net	17,002	16,539
Interest income	101,870	20,275
Miscellaneous income	98,470	141,566
Nursery, net	(1,036)	(2,242)
Ice skating, net	(6,113)	(2,036)
Bad debt expense	(1,864)	(690)
Total Other Income (Expenses), Net	289,679	236,016
Net Loss	$(9,294,132)	$(9,505,352)

See accompanying notes to unaudited condensed consolidated financial statements.

These financial statements omit substantially all disclosures required by generally accepted accounting principles. The financial statements have not been subjected to an audit or review or compilation engagement and no other assurance is provided on these financial statements.

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Snow Time, Inc. and Subsidiaries
Condensed Consolidated Statements of Changes in Retained Earnings

(unaudited)

	For six months ended September 30,
	2018	2017
Retained Earnings at Beginning of Year	$84,204,777	$82,386,383
Net loss	(9,294,132)	(9,505,352)
Retained Earnings at September 30	$74,910,645	$72,881,031

See accompanying notes to unaudited condensed consolidated financial statements.

These financial statements omit substantially all disclosures required by generally accepted accounting principles. The financial statements have not been subjected to an audit or review or compilation engagement and no other assurance is provided on these financial statements.

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Snow Time, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the six months ended September 30,
	2018	2017
Cash Flows from Operating Activities
Net loss	$(9,294,132)	$(9,505,352)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation	2,941,288	3,001,446
Amortization - rental equipment	443,898	325,154
(Increase) decrease in assets
Accounts receivable	316,464	238,866
Inventories	(222,206)	(247,221)
Prepayments	(906,213)	(78,958)
Increase (decrease) in liabilities
Accounts payable	(16,293)	(258,756)
Sales and amusement tax collected	(69,452)	13,722
Accrued liabilities	(857,114)	(270,789)
Deferred income	(58,461)	(8,465)
Net Cash Used in Operating Activities	(7,722,221)	(6,790,353)
Cash Flows from Investing Activities
Sale of investments	4,980,833	-
Purchase of property, plant, and equipment	(2,338,570)	(1,481,803)
Net Cash Provided (Used) in Investing Activities	2,642,263	(1,481,803)
Net Decrease in Cash and Cash Equivalents	(5,079,958)	(8,272,156)
Cash and Cash Equivalents at Beginning of Year	15,128,362	11,369,227
Cash and Cash Equivalents at End of Year	$10,048,404	$3,097,071

See accompanying notes to unaudited condensed consolidated financial statements.

These financial statements omit substantially all disclosures required by generally accepted accounting principles. The financial statements have not been subjected to an audit or review or compilation engagement and no other assurance is provided on these financial statements.

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SNOW TIME, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Nature of Business

Snow Time, Inc. and Subsidiaries (Company) is engaged in the ownership, operation, and management of three ski resorts in South Central Pennsylvania with its primary activities of skiing, snowboarding, and snow tubing (collectively, snowsports). The Company also operates business activities unrelated to snowsports including golf, lodging, outdoor adventures activities, conferences and events.

Note 2 - Summary of Significant Accounting Policies

A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

Use of Estimates

The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities, if any, at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Ski Roundtop Operating Corp. d/b/a Roundtop Mountain Resort, Ski Liberty Operating Corp. d/b/a Liberty Mountain Resort, Whitetail Mountain Operating Corp. d/b/a Whitetail Resort, College Mountain Recreational Corp., and Transworld Agencies, Ltd. All material intercompany transactions and balances have been eliminated.

Revenue Recognition

Revenue is recognized primarily at point of sale transactions. Deferred revenue consists of prepaid season passes and events; deposits on summer activities, hotel reservations, and banquets; and gift cards outstanding. The revenues received are not recognized until the period in which the related services are rendered.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be a cash equivalent.

Accounts Receivable

Accounts receivable are stated at outstanding balances. The Company considers accounts receivable to be fully collectible. If collection becomes doubtful, an allowance for doubtful accounts will be established or the accounts will be charged to income when that determination is made by management. Unpaid balances remaining after the stated payment terms are considered past due. Recoveries of previously charged off accounts are recorded when received.

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Inventories

Inventories consist of retail goods and are stated at the lower of cost or net realizable value with cost being determined by the average cost method.

Prepaid Rental Equipment

Rental equipment, including ski equipment, snowboard equipment, golf equipment, and OGO balls, is amortized over two or three years using the straight-line method.

Investments

Investments consist of marketable securities, investment in a captive insurance company, and industry-related investments. Marketable securities are considered available-for-sale and are reported at aggregate fair value, with realized and unrealized gains and losses included in earnings. The investment in the captive insurance company and industry-related investments are carried at cost since the companies are closely held with no market value readily available. The cost of these investments is deemed to approximate fair value.

Fair Value of Financial Instruments

The fair value hierarchy prioritizes the inputs to valuation methods used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1:	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2:	Quoted prices in markets that are not active, or inputs that are observable either directly or indirectly, for substantially the full term of the asset or liability.

Level 3:	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported with little or no market activity).

An asset’s or liability’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

Property, Plant, and Equipment

Property, plant, and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the respective assets. Costs of maintenance, repairs, and minor renewals are charged against income. Upon sale or retirement, the cost of the asset and related accumulated depreciation are removed from the accounts and gains or losses on dispositions are credited to or charged against operating income. Items held in construction in progress are not currently depreciated.

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Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or circumstances indicate that the carrying amount of the assets may not be recoverable. An asset is considered to be impaired when the undiscounted estimated net cash flows to be generated by the asset are less than the carrying amount. The impairment recognized is the amount by which the carrying amount exceeds the fair value amount. Fair value estimates are based on assumptions concerning the amount and timing of estimated future cash flows and discount rates reflecting varying degrees of perceived risk. The management of the Company has concluded that no impairment adjustments were required during the periods ended September 30, 2018 and 2017.

Advertising Costs

Advertising costs are charged to expense when incurred.

Income Taxes

The Company has elected by unanimous consent of its stockholders to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal or Pennsylvania corporate income taxes on its taxable income. Instead, the stockholders of an S corporation are taxed on their proportionate share of the Company’s taxable income. The Company, at its discretion, will distribute money to its stockholders to cover those income taxes.

Accounting principles generally accepted in the United States of America require management to evaluate tax positions taken by the Company, including whether the entity is exempt from income taxes. Management evaluated the tax positions taken and concluded that the Company had taken no uncertain tax positions that require recognition or disclosure in the consolidated financial statements. With few exceptions, the Company is no longer subject to income tax examinations by the U.S. Federal, state, or local tax authorities for years before March 31, 2015.

Goodwill and Other Intangibles

The Company accounts for intangible assets as required by the Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) Topic 350, Goodwill and Other Intangibles. Goodwill and other intangibles acquired in a purchased business combination are tested annually for impairment, or sooner when circumstances indicate an impairment exist. This analysis is performed by comparing the respective carrying values of asset groups to the current and expected future cash flows, on an undiscounted basis, to be generated from such asset group. Goodwill of $1,500,000 was recorded upon the purchase of a conference and golf property at Liberty Mountain Resort. Other intangibles consist of liquor licenses at Roundtop Mountain Resort and Liberty Mountain Resort. Management has determined that no impairment of goodwill or long-lived assets exists at September 30, 2018 and 2017.

The Company accounts for intangible assets as required by the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 350, Goodwill and Other Intangibles. Intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead are tested for impairment at least annually. The guidance also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and be reviewed for impairment in accordance with ASC Topic 350. The Company has liquor licenses totaling $392,422 and trademarks totaling $1.

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Recent Accounting Pronouncements

In May 2014, FASB issued ASU 2014-09, Revenue from Contracts with Customers, and subsequently amended in ASU 2015-14, which provides a robust framework for addressing revenue recognition issues and, upon its effective date, replaces almost all existing revenue recognition guidance. This guidance is effective for annual reporting periods beginning after December 15, 2018.

In February 2016, FASB issued ASU 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the consolidated statement of income. The guidance is effective for fiscal years beginning after December 15, 2019.

In July 2015, FASB issued ASU 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. The amendments in the ASU require entities that measure inventory using the first-in, first-out or average cost methods to measure inventory at the lower of cost and net realizable value. Net realizable value is defined as estimated selling price in the ordinary course of business less reasonably predictable costs of completion, disposal, and transportation. ASU 2015-11 is effective for financial statements issued for fiscal years, and interim periods within those years, beginning after December 15, 2016 on a prospective basis. Early adoption of ASU 2015-11 is permitted. The Company adopted ASU 2015-11 during the year ended March 31, 2018, which did not have a material effect on its consolidated financial statements.

The Company is currently evaluating the impact of the pending adoption of the new standards on the consolidated financial statements.

Note 3 - Concentration of Credit Risk

The Company maintains its cash balances with local financial institutions. The balances held in these accounts are subject to federally insured limits. At times during the periods ended September 30, 2018 and 2017, the Company’s cash balances have exceeded the federally insured limit of $250,000.

Note 4 - Credit Facility

The Company has an available revolving credit agreement of $20,000,000 with interest at LIBOR plus 1.8%. At September 30, 2018 and 2017, there were no outstanding borrowings; however, the Company has outstanding letters of credit totaling $395,080, against this agreement. Certain covenants of the loan agreement provide, among other matters, limitations on corporate activities, and various ratio tests and reporting requirements. The Company and its subsidiaries are in compliance with all material aspects of their loan agreements as of September 30, 2018.

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Note 5 - Investments

Investments consist of the following as of September 30:

	2018	2017

Captive Insurance and Industry-Related Investments	38,791	39,104

	$38,791	$39,104

Investments in marketable securities, with readily determinable fair values, are stated at the fair value on a recurring basis. The fair value is determined based on quoted prices for identical investments in their respective active markets, which is a Level 1 valuation input, as described in Note 1.

The method described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

The availability of observable market data is monitored to assess the appropriate classification of financial instruments within the fair value hierarchy. Changes in economic conditions or model-based valuation techniques may require the transfer of financial instruments from one fair value level to another. In such instances, the transfer is reported at the beginning of the reporting period.

We evaluated the significance of transfers between levels based upon the nature of the financial instrument and size of the transfer relative to total assets. For the periods ended September 30, 2018 and 2017, there were no transfers in or out of Level 3.

Note 6 - Commitments and Contingencies

The Company participates in certain insurance programs in the alternative insurance markets for its workers’ compensation, general liability, auto, and health insurance coverage. Within these programs, the Company is self-insured at certain levels and has insurance coverage provided by commercial insurance companies after certain claim levels have been met. In accordance with the terms of those insurance programs, the Company faces potential exposure, which could require additional premium payments if the programs experience significant adverse claims development; however, management is not aware of any need to fund additional amounts as of September 30, 2018. The maximum exposure under these programs as of September 30, 2018 is approximately $1,212,000.

At March 31, 2018 and 2017, the Company has recorded reserves totaling $300,000, to cover potential costs for incurred general liability costs. No claims payments were made for the periods ended September 30, 2018 and 2017, respectively.

The Company is subject to claims, both actual and potential, arising in the normal course of business. Management believes that these matters will be resolved without material effect on the Company’s business.

Roundtop Mountain Resort, Liberty Mountain Resort, and Whitetail Resort jointly promote certain products such as season passes, frequency products, and other offers that are valid at any of the three resorts. As a result of these joint promotions, certain revenues or expenses may not be recorded at the resort where the product is redeemed.

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During the year ended March 31, 2018, the Company entered into retention incentive agreements with key members of management. The amount of benefits to be paid are based on the profitability of the Company. The agreements provide for additional benefits to be paid to these individuals upon separation from the Company or a change in control of the Company. The benefit amounts to be paid will vest over a period of time, as defined in the agreements. As of September 30, 2018, $1,621,414 was accrued to allow for the benefits.

Note 7 - Retirement Plan

The Company maintains a 401(k) retirement plan for the benefit of its employees. The Plan covers all employees who meet certain age and hours of service requirements.

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